Exhibit 99

Form 4 - Joint Filer Information

Name:                      TIAA Oil and Gas Investments, LLC

Address:                   730 Third Avenue
                           New York, NY  10017

Designated Filer:          ACTOIL, LLC

Issuer & Ticker Symbol:    RSP Permian, Inc. (RSPP)

Date of Event Requiring
 Statement:                March 23, 2015

Signature: /s/ Lisa M. Ferraro
           ----------------------------------------------
               Lisa M. Ferraro, President, on behalf of TIAA
               Oil and Gas Investments, LLC

Name:                      Teachers Insurance and Annuity Association of America

Address:                   730 Third Avenue
                           New York, NY  10017

Designated Filer:          ACTOIL, LLC

Issuer & Ticker Symbol:    RSP Permian, Inc. (RSPP)

Date of Event Requiring
   Statement:              March 23, 2015

Signature: /s/ Lisa M. Ferraro
           -----------------------------------------------
               Lisa M. Ferraro, Managing Director, on behalf
               of Teachers Insurance and Annuity Association of America